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                                                                     Exhibit 3.1


                                                                  Number: 581728
[LOGO]
BRITISH
COLUMBIA


                                  COMPANY ACT






                          Certificate of Incorporation




                             I Hereby Certify that

                     HYPERSTEALTH BIOTECHNOLOGY CORPORATION



              has this day been incorporated under the Company Act



                             Issued under my hand at Victoria, British Columbia

                                            on March 17, 1999


[SEAL]                                      /s/ John S. Powell

                                              JOHN S. POWELL
                                          Registrar of Companies
                                       PROVINCE OF BRITISH COLUMBIA
                                                   CANADA